Exhibit 99.3

Bryn Mawr Bank Corporation

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on XXXXXX XX, 20XX.
Vote by Internet
• Go to www.investorvote.com/BMTC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends a vote FOR all three Proposals.

		For	Against	Abstain	+
1.

To approve and adopt the Agreement and Plan of Merger dated as of May 5, 2014 that Bryn Mawr Bank Corporation (“BMBC”) has entered into with Continental Bank Holdings, Inc. (“CBH”) pursuant to which CBH will merge into BMBC, and thereafter Continental Bank, a Pennsylvania-chartered savings bank and wholly owned Subsidiary of CBH, will be merged into The Bryn Mawr Trust Company.

		☐	☐	☐
2.

To adopt and approve the Bryn Mawr Bank Corporation Retainer Stock Plan for Outside Directors, including the approval of the issuance of all BMBC common stock issued to directors as part of their retainer fees since January 1, 2012.

		☐	☐	☐
3.	To adjourn the special meeting, if necessary, to solicit additional proxies in favor of the merger agreement and the transactions contemplated thereby, including the merger.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Special Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by an authorized person. If a limited liability company, please sign company name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Directions to The Bryn Mawr Trust Company

From Pennsylvania Turnpike

Take Exit 20 and follow Route 476 South to Exit 13 (St. Davids/Villanova). Follow Route 30 (Lancaster Avenue) east for 2.2 miles, turn left on to Bryn Mawr Avenue and turn right into the Municipal parking lot. You will walk across the street to the Bryn Mawr Trust Company.

From the New Jersey Turnpike

North of Philadelphia: Leave the New Jersey Turnpike at Exit 6 (PA Turnpike). Drive west on PA turnpike to Exit 20. See instructions under “From Pennsylvania Turnpike” for directions to the Bank.

From Center City Philadelphia

Take Route 76 West (Schuylkill Expressway) and drive west following Valley Forge signs. Exit at City Avenue (Route 1 South). Once on City Line Avenue, travel about 2 – 1⁄2 miles and turn right onto Lancaster Avenue (Route 30 West). Continue on Lancaster approximately 4 miles to reach the center of Bryn Mawr. Turn right on Bryn Mawr Avenue and then make a right into the Municipal Parking lot. You will walk across the street to the Bank.

From Wilmington DE and Other Points South

Via I-95 approaching Chester, PA., take Exit 7 (476 North towards Plymouth Meeting.). Follow 476 North approximately 12 miles to Exit 13 (St. Davids/Villanova). Follow Route 30 (Lancaster Avenue) east, then follow “From Pennsylvania Turnpike” above for directions to the Bank.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Bryn Mawr Bank Corporation

SPECIAL SHAREHOLDERS’ MEETING — XXXX XX, 2014

Proxy is Solicited on Behalf of the Board of Directors of Bryn Mawr Bank Corporation

The undersigned shareholder(s) of Bryn Mawr Bank Corporation (the “Corporation”) hereby appoints, J. Duncan Smith and Marie D. Connolly as proxies, each with the power to appoint his or her substitute (such proxies together with any duly appointed substitute, “proxies”), and hereby authorizes each of them with the power to appoint his or her substitute, and hereby authorizes each of them to represent, and to vote all the shares of stock of the Corporation held of record by the undersigned on XXXXX, 2014, at the Corporation’s Special Meeting of Shareholders to be held at XX:XX X.M. on XXXXX, 2014 at The Bryn Mawr Trust Company, Centennial Wing, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted on in accordance with the directions given by the undersigned shareholder. In the absence of other directions, this proxy will be voted “FOR” all three Proposals. The Proxies are authorized to vote in their discretion as to all other matters that may come before the 2014 Special Meeting or any adjournment or postponement thereof.

PLEASE PROMPTLY MARK, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE PAID ADDRESSED ENVELOPE OR VOTE YOUR PROXY BY INTERNET OR TELEPHONE USING THE INSTRUCTIONS ON THE REVERSE SIDE.

(OVER TO VOTE FOR THE PROPOSALS)